UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3011 Triad Drive		94550
Livermore, CA		(Zip Code)
(Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, Results of Operations and Financial Condition:

On October 13, 2006, Adept Technology, Inc. (“Adept” or the “Company”) issued a press release announcing its financial results for its fourth quarter and fiscal year ended June 30, 2006 and the pending restatement of its fiscal 2006 interim financial statements included in its quarterly reports on Form 10-Q for the quarters ended, October 1, 2005, December 31, 2005 and April 1, 2006.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference.

The information disclosed in this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except to the extent, if any, expressly set forth in such filing.

The presentation of Adept's fourth quarter and fiscal year ended June 30, 2006 financial results and pending restatement of prior financial statements included in this Current Report on Form 8-K is qualified by a detailed discussion of associated material risks set forth in Adept's filings with the Securities and Exchange Commission. These include Adept's Annual Report on Form 10-K for the year ended June 30, 2005 and Quarterly Report on Form 10-Q for the quarter ended April 1, 2006.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed on September 22, 2006, in the course of conducting the year end consolidation of its financial results, and in conjunction with the audit of those results, Adept discovered errors in a number of accounts, primarily involving intercompany eliminations associated with its consolidation of international subsidiaries. On September 21, 2006, management and the Audit Committee of the Board of Directors of the Company, concluded that the Company would restate one or more of its previously reported financial statements included in its quarterly reports on Form 10-Q for the quarters ended October 1, 2005, December 31, 2005 and April 1, 2006, and as a result, these quarterly financial statements should no longer be relied on. The Company will restate the financial statements included in its quarterly reports on Form 10-Q for each of the quarters ended October 1, 2005, December 31, 2005 and April 1, 2006, but does not expect to restate its financial statements for any prior fiscal year. Adept intends to file with the SEC its 2006 10-K on October 13, 2006. The Company also intends to file its amended Form 10-Q/As for each of its first three quarters in fiscal 2006 as soon as possible after filing its Annual Report on Form 10-K.

To correct the errors found in its accounts and prepare reliable financial statements, the Company determined that it was necessary to essentially re-perform the consolidation of its financial statements for the interim periods of fiscal 2006. The consolidations completed to address these errors resulted in adjustments to cost of sales, foreign currency exchange gain/(loss), net income/(loss), earnings/(loss) per share, cash, receivables, inventory, accounts payable, accrued liabilities and stockholders’ equity, certain of which adjustments were material to one or more of the interim financial statements for the quarterly periods of fiscal 2006. As will be further discussed in Adept’s Annual Report on Form 10-K and amended Quarterly Reports on Form 10-Q/A, the restatements will not revise previously reported revenue for any period, but result in income before income taxes for fiscal 2006 of $615,000 (versus the $800,000 previously indicated as expected by the Company), as compared with $1.3 million in the prior year. The restatements also result in the reduction of previously reported net income for the quarter ended September 30, 2005 by approximately ($516,000) creating a net loss of approximately ($356,000) for that quarter compared to previously reported net income; an increase in the previously reported net loss for the quarter ended December 31, 2005 by approximately ($252,000) to approximately ($262,000) for that quarter; and a reduction of the previously reported net income for the quarter ended March 31, 2006 of approximately ($1.1 million) to approximately $172,000.

Adept’s Chief Financial Officer, who joined Adept in June 2006, has discussed and is reviewing in detail these restatement matters with Adept’s Audit Committee and the Company’s independent auditors, Armanino McKenna LLP, who were engaged by Adept in October 2005, early in the Company's fiscal year 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Adept Technology, Inc. issued October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: October 13, 2006	By: /s/ Steven L. Moore
Steven L. Moore
Vice President of Finance, Chief Financial Officer